CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement of Empire Banc Corporation on Form S-8 (Registration Statement No. 33-58578), of our report dated January 18, 1996 on the consolidated financial statements of Empire Banc Corporation, as of December 31, 1995 and 1994 and for each of the three years in the period ended December 31, 1995, which report is included in the 1995 Annual Report on Form 10-K of Empire Banc Corporation.




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

                                        /s/ Crowe, Chizek and Company LLP
                                       ----------------------------------
                                       Crowe, Chizek and Company LLP

Grand Rapids, Michigan
March 20, 1996

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